UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 25, 2008
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Maxim Integrated Products, Inc. (the "Company") repurchased certain underwater stock options from certain of its officers, including its principal executive officer and other named executive officers of the Company appearing in its 2008 Proxy Statement (collectively, the "NEOs"), pursuant to Option Repurchase Agreements. The Company repurchased and cancelled the eligible options in exchange for a promise to make cash payments that collectively equal the black-scholes value of the applicable option. The black-scholes value of each option repurchased was calculated based upon the average closing stock price of the Company's common stock over the 20 trading day period ending November 5, 2008. Payments to these officers, including the NEOs, are subject to vesting over the longer of (i) eight (8) quarters or (ii) the remaining vesting schedule of the option, and require such officers to be employed by the Company on the applicable vesting date in order to receive such payment. Except for the vesting restriction, all terms and conditions of the option repurchase and cancellation are the same as those offered to non-officer employees, which was completed on December 8, 2008. The shares underlying the repurchased and cancelled options will become available for future issuance under our 1996 Stock Incentive Plan, as amended (the "1996 Stock Plan").

The NEOs that entered into Option Repurchase Agreements, the aggregate number of shares underlying the underwater stock options that were repurchased by the Company from the NEOs and cancelled, and the total amount of payment to be made pursuant to such agreements, are as follows:

Name	Title	Aggregate Number of Shares Underlying Underwater Stock Options Repurchased by the Company and Cancelled	Total Payment to be Made for Cancelled Stock Options(1)
Tunc Doluca	President and Chief Executive Officer	1,025,934	$277,306.80
Richard Hood	Vice President	497,449	$101,597.34
Pirooz Parvarandeh	Group President	1,117,499	$295,945.48
Vijay Ullal	Group President	1,344,211	$349,365.77

(1) Equal to the black-scholes value of the repurchased and cancelled option based upon the average closing stock price of the Company's common stock over the 20 trading day period ending November 5, 2008. Such payments are subject to vesting over the longer of (i) eight (8) quarters or (ii) the remaining vesting schedule of the option, and require such NEO to be employed by the Company on the applicable vesting date in order to receive such payment.

A copy of the form of Option Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Company's recent repurchase of certain underwater stock options from current employees, the number of shares of Common Stock available to be issued under the 1996 Stock Plan has increased in an amount equal to the number of shares repurchased, pursuant to the terms of the 1996 Stock Plan.  The Company's Board of Directors has approved the retirement and cancellation of 27,000,000 shares of Common Stock that would otherwise be available for the grant of stock options, shares of restricted stock and restricted stock units under the 1996 Stock Plan

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Form of Option Repurchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce Kiddoo Bruce Kiddoo Chief Financial Officer

Date: January 2, 2009

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Option Repurchase Agreement PDF